EXHIBIT 99.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of CommerceSouth, Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2003	/s/ GREG B. FAISON

Name: Greg B. Faison Title: President/Chief Executive Officer